Exhibit 99.1

Incyte Reports 2019 First Quarter Financial Results
and Provides Updates on Key Clinical Programs

•                  Total revenues of $498 million (+30% vs Q1 2018) and total product-related revenues of $458 million (+20% vs Q1 2018) for the quarter ended March 31, 2019

•                  Jakafi® (ruxolitinib) revenues of $376 million in Q1 2019 (+20% vs Q1 2018), reaffirming full year 2019 revenue guidance range of $1.58-1.65 billion

•                  Primary endpoint met in Phase 2 trial of ruxolitinib cream for the treatment of vitiligo; preparations now underway for Phase 3 development

•                  Decision taken to no longer participate in the co-funding of the development of baricitinib

Conference Call and Webcast Scheduled Today at 8:00 a.m. EDT

WILMINGTON, Del. — April 30, 2019 — Incyte Corporation (Nasdaq:INCY) today reports 2019 first quarter financial results and provides a status update on the Company’s development portfolio.

“Underlying demand for Jakafi is strong, and we look forward to the U.S. Food and Drug Administration’s (FDA) decision on ruxolitinib’s approval in steroid-refractory acute graft-versus-host disease (GVHD),” stated Hervé Hoppenot, Chief Executive Officer, Incyte. “We continue to make progress across multiple programs and towards our key strategic goals of further diversifying our revenue base and accelerating near-term growth. We expect to present data from ruxolitinib cream in patients with vitiligo later in the second quarter and to progress the program into Phase 3 development. In addition, we expect to file a New Drug Application (NDA) with the FDA for pemigatinib and to receive the results from three Phase 3 trials of JAK inhibition in GVHD by the end of this year.”

Portfolio Update

Oncology — key highlights

The FDA review of the sNDA seeking approval of ruxolitinib for the treatment of steroid-refractory acute GVHD is ongoing; the Prescription Drug User Fee Act (PDUFA) date is May 24, 2019. Data from the successful REACH1 trial provided the basis for the application, and Incyte is ready for the U.S. launch should ruxolitinib be approved in this new indication.

The Phase 3 GRAVITAS-301 trial of itacitinib as a treatment for patients with newly-diagnosed acute GVHD has now completed enrollment, and results are expected before the end of 2019. If successful, Incyte expects to submit applications seeking marketing approval for itacitinib in major markets globally. GRAVITAS-309, a Phase 3 trial of itacitinib as a treatment for patients with newly-diagnosed chronic GVHD, was launched in January of this year.

Incyte expects to submit the NDA for pemigatinib as a second-line treatment for patients with FGFR2 translocated cholangiocarcinoma in the second half of 2019, and to initiate the Phase 3 trial for the first-

line treatment of patients with cholangiocarcinoma in the coming months. The presentation of additional data from FIGHT-202, the Phase 2 trial evaluating pemigatinib as a second-line therapy in patients with cholangiocarcinoma, is planned in the second half of the year. Enrollment in the continuous dosing cohort of the Phase 2 trial of pemigatinib in patients with bladder cancer is expected to complete by the end of 2019, and a Phase 2 tumor agnostic study of pemigatinib is expected to open before the end of 2019.

Indication and status
Ruxolitinib (JAK1/JAK2)

Steroid-refractory acute GVHD: sNDA under review (REACH1), Phase 3 (REACH2)
Steroid-refractory chronic GVHD: Phase 3 (REACH3)
Essential thrombocythemia: Phase 2 (RESET)
Refractory myelofibrosis: Phase 2 with PI3Kδ, PIM or JAK1 inhibition

Itacitinib (JAK1)	Treatment-naïve acute GVHD: Phase 3 (GRAVITAS-301) recruitment completed Treatment-naïve chronic GVHD: Phase 3 (GRAVITAS-309) NSCLC: Phase 1/2 in combination with EGFR

Pemigatinib (FGFR1/2/3)	Cholangiocarcinoma: Phase 2 (FIGHT-202), Phase 3 (FIGHT-302) now recruiting Bladder cancer: Phase 2 (FIGHT-201) 8p11 MPN: Phase 2 (FIGHT-203) Tumor agnostic: Phase 2 (FIGHT-207) in preparation

Parsaclisib (PI3Kδ)	Follicular lymphoma: Phase 2 (CITADEL-203) Marginal zone lymphoma: Phase 2 (CITADEL-204) Mantle cell lymphoma: Phase 2 (CITADEL-205)

INCMGA0012 (PD-1)(1)	MSI-high endometrial cancer: Phase 2 (POD1UM-101) Merkel cell carcinoma: Phase 2 (POD1UM-201) Anal cancer: Phase 2 (POD1UM-202)

Notes:

(1)         INCMGA0012 licensed from MacroGenics

Inflammation and autoimmunity (IAI) — key highlights

The primary endpoint was met in the randomized Phase 2 trial of ruxolitinib cream in patients with vitiligo, and Incyte expects data from this trial to be presented at a medical meeting later in the second quarter of 2019. Preparations for the Phase 3 development of ruxolitinib cream in patients with vitiligo are now underway.

Indication and status
Ruxolitinib cream (JAK1/JAK2)	Atopic dermatitis: Phase 3 (TRuE-AD) Vitiligo: Phase 3 in preparation (TRuE-V)

INCB54707 (JAK1)	Hidradenitis suppurativa: Phase 2

Itacitinib (JAK1)	Ulcerative colitis: Phase 2

Parsaclisib (PI3Kδ)	Autoimmune hemolytic anemia: Phase 2 Sjögren’s syndrome: Phase 2

Plans for the evaluation of PI3Kδ inhibition as a treatment for patients with pemphigus vulgaris have been withdrawn; proof-of-concept trials of PI3Kδ inhibition in autoimmune hemolytic anemia and Sjögren’s syndrome are ongoing.

Discovery and early development — key highlights

The discovery and preclinical characteristics of Incyte’s oral PD-L1 inhibitor program were highlighted in two oral presentations at the recent American Association for Cancer Research (AACR) annual meeting, the lead compound of which (INCB86550) is now in clinical trials.

Presentations at AACR also included the generation and characterization of MCLA-145, a bispecific antibody that engages human CD137 and PD-L1. MCLA-145 is expected to enter clinical trials in the second quarter of 2019.

Incyte’s portfolio of earlier-stage clinical candidates is detailed below.

Modality	Candidates
Small molecules	INCB01158 (ARG)(1), INCB81776 (AXL/MER), INCB62079 (FGFR4), Epacadostat (IDO1), INCB59872 (LSD1), INCB53914 (PIM), INCB86550 (PD-L1)

Monoclonal antibodies(2)	INCAGN1876 (GITR), INCAGN2385 (LAG-3), INCAGN1949 (OX40), INCAGN2390 (TIM-3)

Bispecific antibodies	MCLA-145 (PD-L1xCD137)(3)

Notes:

(1)         INCB01158 development in collaboration with Calithera

(2)         Discovery collaboration with Agenus

(3)         MCLA-145 development in collaboration with Merus

Partnered — key highlights

Incyte has elected to no longer co-fund the development of baricitinib in order to reallocate capital, over time, to other promising internal projects that could help it reach its objectives of diversification and growth. The Company will continue to receive royalties on global net sales of Olumiant (baricitinib), pursuant to the terms of its agreement with Lilly.

Lilly plans to share data from BREEZE-AD1 and BREEZE-AD2, two Phase 3 trials of baricitinib in patients with moderate-to-severe atopic dermatitis, at future scientific venues later this year, and also expects to provide topline results from other ongoing Phase 3 trials in this indication later in 2019. Lilly no longer plans to initiate Phase 3 development of baricitinib for psoriatic arthritis.

Novartis expects to submit an NDA for capmatinib for the treatment of patients with non-small cell lung cancer (NSCLC) harboring MET exon 14 skipping mutations in the second half of 2019.

Indication and status
Baricitinib (JAK1/JAK2)(1)	Atopic dermatitis: Phase 3 (BREEZE-AD) Systemic lupus erythematosus: Phase 3 Severe alopecia areata: Phase 2/3

Capmatinib (MET)(2)	NSCLC (with MET exon 14 skipping mutations): NDA expected this year (by Novartis)

Notes:

(1)         Worldwide rights to baricitinib licensed to Lilly: approved as Olumiant in multiple territories globally for certain patients with moderate to severe rheumatoid arthritis

(2)         Worldwide rights to capmatinib licensed to Novartis

2019 First-Quarter Financial Results

The financial measures presented in this press release for the three months ended March 31, 2019 and 2018 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), unless otherwise identified as a Non-GAAP financial measure. Management believes that Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP disclosures. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for expenses in order to reflect the Company’s core operations. The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.

Beginning in the first quarter of 2019, after reviewing our Reconciliation of GAAP Net Income (Loss) to Selected Non-GAAP Adjusted Information with the U.S. Securities & Exchange Commission, we no longer adjust for upfront consideration and milestones that are part of collaboration agreements with new or existing partners. This revised methodology is reflected in this press release for the three months ended March 31, 2019 and 2018.

Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

The Company’s 2019 financial guidance related to research and development and selling, general and administrative expenses does not include estimates associated with any potential future strategic transactions.

Revenues For the quarter ended March 31, 2019, GAAP net product revenues of Jakafi were $376 million as compared to $314 million for the same period in 2018, representing 20 percent growth. For the quarter ended March 31, 2019 and 2018, GAAP net product revenues of Iclusig® (ponatinib) were $21 million.

For the quarter ended March 31, 2019 and 2018, GAAP product royalties from sales of Jakavi® (ruxolitinib), which has been out-licensed to Novartis outside of the United States, were $46 million and $41 million, respectively. For the quarter ended March 31, 2019 and 2018, GAAP product royalties from sales of Olumiant, which has been out-licensed to Lilly globally, were $16 million and $6 million, respectively.

For the quarter ended March 31, 2019 and 2018, GAAP milestone and contract revenues earned from our collaborative partners were $40 million and $0 million, respectively.

For the quarter ended March 31, 2019 and 2018, total GAAP revenues were $498 million and $382 million, respectively.

Year Over Year Revenue Growth

(in thousands, unaudited)

	Three Months Ended
	March 31,		%
	2019	2018	Change
Revenues:
Jakafi net product revenue	$375,611	$313,720	20%
Iclusig net product revenue	20,638	20,785	-1%
Jakavi product royalty revenues	45,571	41,337	10%
Olumiant product royalty revenues	16,037	6,379	151%
Product-related revenues	457,857	382,221	20%
Milestone and contract revenues	40,000	—
Other revenues	—	61
Total GAAP revenues	$497,857	$382,282	30%

Cost of product revenues GAAP cost of product revenues for the quarter ended March 31, 2019 and 2018 was $23 million and $18 million, respectively. Non-GAAP cost of product revenues for the quarter ended March 31, 2019 and 2018 was $17 million and $13 million, respectively. Non-GAAP cost of product revenues excludes the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc. and the cost of stock-based compensation.

Research and development expenses GAAP research and development expenses for the quarter ended March 31, 2019 and 2018 were $271 million and $303 million, respectively. The decrease in GAAP research and development expenses over the prior year quarter was driven primarily by a decrease in upfront consideration and milestone expenses related to our collaboration agreements and our decision to no longer co-fund the development of baricitinib with Lilly.

Non-GAAP research and development expenses for the quarter ended March 31, 2019 and 2018 were $243 million and $279 million, respectively, including upfront and milestone expenses related to collaborative agreements of $0 million and $12 million, respectively. Non-GAAP research and development expenses for the quarter ended March 31, 2019 and 2018 exclude the cost of stock-based compensation.

Selling, general and administrative expenses GAAP selling, general and administrative expenses for the quarter ended March 31, 2019 and 2018 were $124 million and $121 million, respectively.

Non-GAAP selling, general and administrative expenses for the quarter ended March 31, 2019 and 2018 were $111 million and $109 million, respectively. Non-GAAP selling, general and administrative expenses exclude the cost of stock-based compensation.

Change in fair value of acquisition-related contingent consideration GAAP change in fair value of acquisition-related contingent consideration for the quarter ended March 31, 2019 and 2018 was $7 million.

Unrealized gain on long term investments GAAP unrealized gain on long-term investments for the quarter ended March 31, 2019 and 2018 was $21 million and $23 million, respectively. The unrealized gain on long-term investments represents the fair market value adjustments of the Company’s investments in Agenus, Calithera, Merus and Syros.

Net income (loss) GAAP net income for the quarter ended March 31, 2019 was $102 million, or $0.48 per basic and $0.47 per diluted share, as compared to net loss of $41 million, or $0.19 per basic and diluted share for the same period in 2018.

Non-GAAP net income for the quarter ended March 31, 2019 was $135 million, or $0.63 per basic and $0.62 per diluted share, as compared to Non-GAAP net loss of $15 million, or $0.07 per basic and diluted share for the same period in 2018.

Cash, cash equivalents and marketable securities position As of March 31, 2019 and December 31, 2018, cash, cash equivalents and marketable securities totaled $1.6 billion and $1.4 billion, respectively.

2019 Financial Guidance

The Company has updated its full year 2019 financial guidance, as detailed below.

	Current	Previous
GAAP and Non-GAAP Jakafi net product revenues	$1,580 - $1,650 million	Unchanged
GAAP and Non-GAAP Iclusig net product revenues	$90 - $100 million	Unchanged

GAAP Cost of product revenues	$112 - $117 million	Unchanged
Non-GAAP Cost of product revenues(1)	$90 - $95 million	Unchanged

GAAP Research and development expenses	$1,145 - $1,195 million	$1,185 - $1,255 million
Non-GAAP Research and development expenses(2)	$1,020 - $1,070 million	$1,060 - $1,130 million(3)

GAAP Selling, general and administrative expenses	$471 - $521 million	Unchanged
Non-GAAP Selling, general and administrative expenses(2)	$420 - $470 million	Unchanged

GAAP Change in fair value of acquisition-related contingent consideration	$30 million	Unchanged
Non-GAAP Change in fair value of acquisition-related contingent consideration(4)	$0 million	Unchanged

(1)         Adjusted to exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc. and the estimated cost of stock-based compensation.

(2)         Adjusted to exclude the estimated cost of stock-based compensation.

(3)         Previously, Non-GAAP R&D guidance excluded $30 million upfront consideration and milestones under certain collaboration agreements.

(4)         Adjusted to exclude the change in fair value of estimated future royalties relating to sales of Iclusig in the licensed territory relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Future Non-GAAP financial measures may also exclude impairment of goodwill or other assets, changes in the fair value of equity investments in our collaboration partners, non-cash interest expense related to the amortization of the initial discount on our 2020 Senior Notes and the impact on our tax provision of discrete changes in our valuation allowance position on deferred tax assets.

Conference Call and Webcast Information

Incyte will hold a conference call and webcast this morning at 8:00 a.m. EDT.  To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13689554.

If you are unable to participate, a replay of the conference call will be available for 30 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13689554.

The conference call will also be webcast live and can be accessed at www.incyte.com in the Investors section under “Events and Presentations”.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics. For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Jakafi® (ruxolitinib)

Jakafi is a first-in-class JAK1/JAK2 inhibitor approved by the U.S. Food and Drug Administration for treatment of people with polycythemia vera (PV) who have had an inadequate response to or are intolerant of hydroxyurea. Jakafi is also indicated for treatment of people with intermediate or high-risk myelofibrosis (MF), including primary MF, post—polycythemia vera MF, and post—essential thrombocythemia MF.

Jakafi is marketed by Incyte in the United States and by Novartis as Jakavi® (ruxolitinib) outside the United States.

About Iclusig® (ponatinib) tablets

Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from ARIAD Pharmaceuticals, Inc., since acquired by Takeda Pharmaceutical Company Limited, to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: the reaffirmation of the Company’s 2019 revenue guidance range; the expected timing of submission of NDAs for pemigatinib and capmatinib; the expected timing of the receipt or presentation of data from the trials evaluating itacitinib and ruxolitinib in GVHD, ruxolitinib cream in vitiligo, and pemigatinib in cholangiocarcinoma; the expected timing of a Phase 3 trial evaluating pemigatinib as a first-line treatment in patients with cholangiocarcinoma and a Phase 2 tumor agnostic study of pemigatinib; the expected date of completion of enrollment in the phase 2 trial of pemigatinib in patients with bladder cancer; the expected timing of data from the Phase 2 program of ruxolitinib cream in patients with vitiligo; the expected timing of the initiation of clinical trials of MCLA-145; expectations of the Company’s collaboration partners for the submission of NDAs and the sharing of data from clinical trials; and the Company’s updated financial guidance for 2019 and the expectations underlying such guidance.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA; the Company’s dependence on its relationships with and changes in the plans of its collaboration partners; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018. The Company disclaims any intent or obligation to update these forward-looking statements.

###

Contacts

Media		Investors
Catalina Loveman	+1 302 498 6171	Michael Booth, DPhil	+1 302 498 5914
	cloveman@incyte.com		mbooth@incyte.com

INCYTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
	GAAP
Revenues:
Product revenues, net	$396,249	$334,505
Product royalty revenues	61,608	47,716
Milestone and contract revenues	40,000	—
Other revenues	—	61
Total revenues	497,857	382,282

Costs and expenses:
Cost of product revenues (including definite-lived intangible amortization)	22,588	18,106
Research and development	270,545	303,103
Selling, general and administrative	123,983	121,498
Change in fair value of acquisition-related contingent consideration	6,671	6,685
Total costs and expenses	423,787	449,392

Income (loss) from operations	74,070	(67,110)
Other income (expense), net	9,373	4,462
Interest expense	(335)	(385)
Unrealized gain on long term investments	20,989	22,679
Income (loss) before provision for income taxes	104,097	(40,354)
Provision for income taxes	1,785	786
Net income (loss)	$102,312	$(41,140)

Net income (loss) per share:
Basic	$0.48	$(0.19)
Diluted	$0.47	$(0.19)

Shares used in computing net income (loss) per share:
Basic	214,065	211,681
Diluted	217,061	211,681

INCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31,	December 31,
	2019	2018
ASSETS
Cash, cash equivalents and marketable securities	$1,581,024	$1,438,323
Accounts receivable	244,081	307,598
Property and equipment, net	338,331	319,751
Inventory	11,005	10,405
Prepaid expenses and other assets	93,959	99,529
Long term investments	120,188	99,199
Other intangible assets, net	209,980	215,364
Goodwill	155,593	155,593
Total assets	$2,754,161	$2,645,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$363,947	$415,360
Convertible senior notes	17,647	17,434
Acquisition-related contingent consideration	287,000	287,001
Stockholders’ equity	2,085,567	1,925,967
Total liabilities and stockholders’ equity	$2,754,161	$2,645,762

INCYTE CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO SELECTED NON-GAAP ADJUSTED INFORMATION

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018

GAAP Net Income (Loss)	$102,312	$(41,140)
Adjustments(1):
Non-cash stock compensation from equity awards (R&D)(2)	27,422	24,222
Non-cash stock compensation from equity awards (SG&A)(2)	12,994	12,002
Non-cash stock compensation from equity awards (COGS)(5)	176	—
Non-cash interest expense related to convertible notes(3)	213	297
Changes in fair value of equity investments(4)	(20,989)	(22,679)
Amortization of acquired product rights(5)	5,384	5,384
Change in fair value of contingent consideration(6)	6,671	6,685
Tax effect of Non-GAAP adjustments(7)	359	246
Non-GAAP Net Income (Loss)	$134,542	$(14,983)

Non-GAAP net income per share:
Basic	$0.63	$(0.07)
Diluted	$0.62	$(0.07)

Shares used in computing Non-GAAP net income per share:
Basic	214,065	211,681
Diluted	217,061	211,681

(1) Beginning in the first quarter of 2019, after reviewing our Reconciliation of GAAP Net Income (Loss) to Selected Non-GAAP Adjusted Information with the U.S. Securities & Exchange Commission, we no longer adjust for milestones received from new or existing partners and upfront consideration and milestones paid to new or existing partners, which is reflected above for the three months ended March 31, 2019 and 2018.  Included within the Milestone and contract revenues line item in the Consolidated Statements of Operations (in thousands) for the three months ended March 31, 2019, is $40,000 upfront payment received under the Innovent agreement. Included within the Research and development expenses line item in the Consolidated Statements of Operations, (in thousands) for the three months ended March 31, 2018, is upfront consideration of $12,444 paid to Syros.

(2) As included within the Research and development expenses line item in the Consolidated Statements of Operations, and within the Selling, general and administrative expenses line item in the Consolidated Statements of Operations.

(3) As included within the Interest expense line item in the Consolidated Statements of Operations.

(4) As included within the Unrealized gain on long term investments line item in the Consolidated Statements of Operations.

(5) As included within the Cost of product revenues (including definite-lived intangible amortization) line item in the Consolidated Statements of Operations. Acquired product rights of licensed intellectual property for Iclusig is amortized utilizing a straight-line method over the estimated useful life of 12.5 years.

(6) As included within the Change in fair value of acquisition-related contingent consideration line item in the Consolidated Statements of Operations.

(7) As included within the Provision for income taxes line item in the Consolidated Statements of Operations. Income tax effects of Non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges are incurred, while taking into consideration any valuation allowances.